BOARD OF TRUSTEES

THE HUNTINGTON FUNDS

POWER OF ATTORNEY

We, the undersigned members of the Board of Trustees of The Huntington Funds (the “Funds”), hereby constitute and appoint John C. Swhear as our true and lawful attorney and agent with full power to sign for us in his capacity as Secretary to the Funds, on any or all Registration Statements and amendments thereto, including without limitation a Registration Statement on Form N-1A, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to The Huntington Funds, and hereby ratify and confirm our signatures as they may be signed by said attorney and agent.

We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

We hereby further revoke any and all powers of attorney previously given to Alicia G. Powell with respect to the above-named mutual funds, provided that this revocation shall not affect the exercise of such powers prior to the date hereof.

IN WITNESS WHEREOF, this 30 day of April, 2010.

April 30, 2010	/s/ B. Randolph Bateman
B. Randolph Bateman

April 30, 2010	/s/ Thomas J. Westerfield
Thomas J. Westerfield

April 30, 2010	/s/ David S. Schoedinger
David S. Schoedinger

April 30, 2010	/s/ Tadd C. Seitz
Tadd C. Seitz

April 30, 2010	/s/ Mark D. Shary
Mark D. Shary

April 30, 2010	/s/ Alistair Jessiman
Alistair Jessiman

April 30, 2010	/s/ Bill Zimmer
Bill Zimmer